Exhibit 10.1
COMMON STOCK PURCHASE AGREEMENT
     This Common Stock Purchase Agreement (the “Agreement”) is made and entered into as of July 10, 2007 (the “Effective Date”) by and between Sangamo BioSciences, Inc., a Delaware corporation having its principal place of business at Point Richmond Tech Center, 501 Canal Boulevard, Suite A100, Richmond, California 94804 (“Sangamo”), and Sigma-Aldrich Corporation, a Delaware corporation having its principal place of business at 3050 Spruce Street, St. Louis, MO 63103 (“Sigma”). Sangamo and Sigma are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”
     Whereas, Sigma and Sangamo are party to that certain License Agreement of even date herewith (the “License Agreement”);
     Whereas, pursuant to Section 7.1 of the License Agreement, Sangamo desires to issue, and Sigma desires to acquire, such number of shares of common stock of Sangamo as herein described, on the terms and conditions hereinafter set forth.
     Now, Therefore, It Is Agreed between the Parties as follows:
ARTICLE 1
Definitions
     1.1 “Basic Prospectus” means the basic prospectus included in the Registration Statement.
     1.2 “Closing” has the meaning set forth in Section 2.2.
     1.3 “Business Day” means any day except Saturday, Sunday, any day which shall be a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.
     1.4 “Common Stock” means the common stock, par value $0.01 per share, of Sangamo.
     1.5 “Exchange Act” means the Securities Exchange Act of 1934, as amended.
     1.6 “Governmental Authority” means any United States, state, local or foreign governmental entity or municipality or subdivision thereof or any authority, department, commission, board, bureau, agency, court or instrumentality.
     1.7 “Knowledge of Sangamo” means the actual knowledge of the individuals listed on Schedule 1.7.
     1.8 “Prospectus” means the Prospectus Supplement together with the Basic Prospectus.

     1.9 “Prospectus Supplement” means the supplement to the Basic Prospectus complying with Rule 424(b) of the Securities Act that is filed with the Commission and delivered by Sangamo to Sigma in connection with the Closing.
     1.10 “Registration Statement” means the registration statement on Form S-3 (File No. 333-142425), as amended at the time of such registration statement’s effectiveness for purposes of Section 11 of the Securities Act, including all documents filed as a part thereof or incorporated or deemed to be incorporated by reference therein.
     1.11 “SEC” or “Commission” means the United States Securities and Exchange Commission.
     1.12 “Securities Act” means the Securities Act of 1933, as amended.
     1.13 “Shares” has the meaning set forth in Section 2.1.
     1.14 “Subsidiary” has the meaning set forth in Section 3.7.
ARTICLE 2
Purchase and Sale of Stock
     2.1 Purchase and Sale. At the Closing, Sangamo hereby agrees to sell and Sigma hereby agrees to purchase 1,000,000 shares of Common Stock (the “Shares”) at a purchase price of $7.75 per share, which represents the average of the closing prices for Sangamo’s Common Stock for the 30 trading days immediately prior to the date hereof.
     2.2 Closing. Payment of the purchase price for, and delivery of, the Shares shall be made at a closing (the “Closing”) at the offices of Morgan, Lewis & Bockius LLP, securities counsel for Sangamo, located at One Market Street, San Francisco, California at 7:00 a.m., local time, on July 13, 2007, or at such other time and date determined by mutual agreement between Sangamo and Sigma, provided that the Closing shall occur no later than the third Business Day after the date hereof. All such actions taken at the Closing shall be deemed to have occurred simultaneously. At the Closing, Sangamo shall deliver to Sigma a certificate representing the Shares being purchased by Sigma pursuant to this Agreement against payment of the purchase price therefor by wire transfer to a bank account designated by Sangamo.
ARTICLE 3
Representations , Warranties and Covenants of Sangamo
     Sangamo represents and warrants to, and covenants and agrees with, Sigma as of the date hereof and as of the date of Closing, as follows:
     3.1 Filing and Effectiveness of Registration Statement. Sangamo has prepared and filed, in conformity with the requirements of the Securities Act of 1933, as amended (the

2.

“Securities Act”), and the published rules and regulations thereunder (the “Rules and Regulations”) adopted by the Commission, a registration statement on Form S-3 (No. 333-142425), relating to the Shares and the offering thereof from time to time in accordance with Rule 415 of the Rules and Regulations, and such amendments thereof as may have been required to date. The Registration Statement has heretofore become effective under the Securities Act. No stop order preventing or suspending the effectiveness of the Registration Statement has been issued by the Commission, and no proceedings for such purpose pursuant to Section 8A of the Securities Act against Sangamo have been instituted or are pending or, to Sangamo’s knowledge, are contemplated or threatened by the Commission, and any request received by the Company on the part of the Commission for additional information has been complied with. Sangamo meets the requirements for use of Form S-3 under the Securities Act and has complied with the requirements of Rule 415 with respect to the Registration Statement.
     3.2 Compliance with Securities Act Requirements. The Registration Statement complied when it became effective, complies as of the date hereof and, as amended or supplemented, and at all times during which a prospectus is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) in connection with any sale of Shares, will comply, in all material respects, with the requirements of the Securities Act and the Rules and Regulations; the Registration Statement, when it became effective, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, provided, that Sangamo makes no representations or warranty in this paragraph with respect to statements in or omissions from the Registration Statement in reliance upon, and in conformity with, written information furnished to Sangamo by Sigma or its counsel specifically for inclusion therein.
     3.3 Contents of Prospectus. The Prospectus complied, as of the date that it is filed with the Commission, and complies as of the date hereof, in all material respects, with the requirements of the Securities Act (in the case of the Prospectus, including, without limitation, Section 10(a) of the Securities Act); the Prospectus, on the date of such Prospectus and at Closing, did not and will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, provided, that Sangamo makes no representations or warranty in this paragraph with respect to statements in or omissions from the Prospectus in reliance upon, and in conformity with, written information furnished to Sangamo by Sigma or its counsel specifically for inclusion therein.
     3.4 Incorporated Documents. Each of the documents incorporated or deemed to be incorporated by reference in the Registration Statement, at the time such document was filed with the Commission or at the time such document became effective, as applicable, complied, in all material respects, with the requirements of the Exchange Act and did not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
     3.5 Not an Ineligible Issuer. (1) At the time of the filing of the Registration Statement and (2) at Closing, Sangamo was not and is not an “ineligible issuer,” as defined in

3.

Rule 405 (“Rule 405”) under the Securities Act.
     3.6 Due Incorporation. Sangamo has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with the corporate power and authority to own its properties and to conduct its business as currently being conducted and as described in the Registration Statement and the Prospectus and is duly qualified to transact business and is in good standing as a foreign corporation in each other jurisdiction in which its ownership or leasing of property or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing or have such power or authority (i) would not have, individually or in the aggregate, a material adverse effect upon, the general affairs, business, operations, prospects, properties, financial condition, or results of operations of Sangamo and its Subsidiaries (as defined below), taken as a whole, or (ii) impair in any material respect the power or ability of Sangamo to perform its obligations under this Agreement or to consummate any transactions contemplated by this Agreement (any such effect as described in clauses (i) or (ii), a “Material Adverse Effect”).
     3.7 Subsidiaries. Sangamo has no significant subsidiaries (as such term is defined in Rule 1-02 of Regulation S-X promulgated by the Commission) other than as set forth on Schedule 3.7 hereto (each, a “Subsidiary” and collectively, the “Subsidiaries”). Each Subsidiary has been duly organized and is validly existing as a corporation or other legal entity in good standing (or the foreign equivalent thereof) under the laws of its jurisdiction of organization, with the corporate power and authority to own its properties and to conduct its business as currently being conducted and as described in the Registration Statement and the Prospectus. All of the issued and outstanding capital stock (or similar equity interests) of each Subsidiary has been duly authorized and validly issued and is fully paid and nonasssessable and, except as described in the Registration Statement and Prospectus, are owned by Sangamo, directly or through subsidiaries, free from liens, encumbrances and defects.
     3.8 Due Authorization and Enforceability. Sangamo has the full right, power and authority to enter into this Agreement and to perform and discharge its obligations hereunder; this Agreement has been duly authorized, executed and delivered by Sangamo, and constitutes a valid, legal and binding obligation of Sangamo, enforceable against Sangamo in accordance with its terms, except as rights to indemnity hereunder may be limited by federal or state securities laws and except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity.
     3.9 The Shares. The issuance of the Shares has been duly and validly authorized by Sangamo and, when issued, delivered and paid for in accordance with the terms of this Agreement, will have been duly and validly issued and will be fully paid and nonassessable. Except as otherwise stated in the Registration Statement and the Prospectus, there are no statutory or contractual preemptive rights or other rights to subscribe for or purchase or acquire any shares of Common Stock of Sangamo, which have not been waived or complied with and will conform in all material respects to the description thereof contained in the Registration Statement and the Prospectus.
     3.10 Capitalization. The information set forth under the caption “Capitalization” in

4.

the Prospectus (and any similar sections or information, if any, contained in the Registration Statement) is fairly presented on a basis consistent with Sangamo’s financial statements. The authorized capital stock of Sangamo conforms as to legal matters to the description thereof contained in the Prospectus under the caption “Description of Common Stock” (and any similar sections or information, if any, contained in the Registration Statement). The issued and outstanding shares of capital stock of Sangamo have been duly authorized and validly issued, are fully paid and nonassessable, and have been issued in compliance with all federal and state securities laws. None of the outstanding shares of Common Stock was issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase or acquire any securities of Sangamo. There are no authorized or outstanding shares of capital stock, options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable for, any capital stock of Sangamo or any of its Subsidiaries other than those described in the Prospectus and the Registration Statement. The description of Sangamo’s stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted thereunder, as described in the Registration Statement and the Prospectus, accurately and fairly present the information required to be shown with respect to such plans, arrangements, options and rights.
     3.11 No Conflict. The execution, delivery and performance by Sangamo of this Agreement and the consummation of the transactions contemplated hereby will not conflict with or result in a breach or violation of, or constitute a default under (nor constitute any event which with notice, lapse of time or both would result in any breach or violation of or constitute a default under), give rise to any right of termination or other right or the cancellation or acceleration of any right or obligation or loss of a benefit under, or give rise to the creation or imposition of any lien, encumbrance, security interest, claim or charge upon any property or assets of Sangamo or any Subsidiary pursuant to (i) any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which Sangamo or any Subsidiary is a party or by which any of them or any of their respective properties may be bound or to which any of the property or assets of Sangamo or any of its Subsidiaries is subject, (ii) result in any violation of the provisions of the charter or by-laws of Sangamo or any Subsidiary, or (iii) result in any violation of any law, statute, rule, regulation, judgment, order or decree of any court or governmental agency or body, domestic or foreign, having jurisdiction over Sangamo or its Subsidiaries or any of their properties or assets except, in the case of each of clauses (i) and (iii) above, for any such conflict, breach, violation, default, lien, charge or encumbrance that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
     3.12 No Consents Required. No approval, authorization, consent or order of or filing, qualification or registration with, any court or governmental agency or body, foreign or domestic, which has not been made, obtained or taken and is not in full force and effect, is required in connection with the issuance and sale of the Shares under this Agreement other than (i) as may be required under the Securities Act or the Exchange Act, (ii) any necessary qualification of the Shares under the securities or blue sky laws of the various jurisdictions, or (iii) as may be required by Nasdaq Global Market in connection with the listing of the Shares.
     3.13 Registration Rights. Except as otherwise described in the Registration Statement and the Prospectus, there are no contracts, agreements or understandings between Sangamo and any person granting such person the right (other than rights which have been

5.

waived in writing in connection with the transactions contemplated by this Agreement or otherwise satisfied) to require Sangamo to register any securities with the Commission.
     3.14 Accountant. Ernst & Young LLP, whose reports on the audited consolidated financial statements of Sangamo and the Subsidiaries are incorporated by reference in the Registration Statement and the Prospectus are independent public accountants with respect to Sangamo as required by the Securities Act, and the applicable published rules and regulations thereunder.
     3.15 Financial Statements. The consolidated financial statements of Sangamo, together with the related schedules and notes thereto, set forth or incorporated by reference in the Registration Statement and the Prospectus, comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and present fairly in all material respects (i) the financial condition of Sangamo and the Subsidiaries, taken as a whole, as of the dates indicated and (ii) the consolidated results of operations, stockholders’ equity and changes in cash flows of Sangamo and the Subsidiaries, taken as a whole, for the periods therein specified; and such financial statements and related schedules and notes thereto have been prepared in conformity with United States generally accepted accounting principles, consistently applied throughout the periods involved (except as otherwise stated therein and subject, in the case of unaudited financial statements, to the absence of footnotes and normal year-end adjustments). There are no other financial statements (historical or pro forma) that are required to be included or incorporated by reference in the Registration Statement or the Prospectus.
     3.16 Absence of Material Changes. Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, and except as may be otherwise stated or incorporated by reference in the Registration Statement and the Prospectus, there has not been (i) any change in the capital stock of Sangamo (except for changes in the number of outstanding shares of Common Stock of Sangamo due to the issuance of shares upon the exercise or conversion of securities exercisable for, or convertible into, shares of Common Stock outstanding on the date hereof) or long-term debt of Sangamo or any of its Subsidiaries or any dividend or distribution of any kind declared, set aside for payment, paid or made by Sangamo on any class of capital stock; (ii) any material adverse change, or, to the knowledge of Sangamo, any development that would result in a material adverse change in or affecting the general affairs, business, prospects, properties, management, consolidated financial position, stockholders’ equity or results of operations of Sangamo and its Subsidiaries taken as a whole; (iii) neither Sangamo nor any of its Subsidiaries have entered or will enter into any transaction or agreement, not in the ordinary course of business, that is material to Sangamo and its Subsidiaries taken as a whole or incurred or will incur any liability or obligation, direct or contingent, not in the ordinary course of business, that is material to Sangamo and its Subsidiaries taken as a whole; and (iv) neither Sangamo nor any of its Subsidiaries has sustained or will sustain any material loss or interference with its business from any force majeure, including fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case as otherwise disclosed in the Registration Statement and the Prospectus.
     3.17 Legal Proceedings. There are no legal or governmental actions, suits, claims or

6.

proceedings pending (including, without limitation, any proceedings pending before the Food and Drug Administration of the U.S. Department of Health and Human Services (the “FDA”)) to which Sangamo or any Subsidiary is or would be a party or of which any of their respective properties is or would be subject at law or in equity, which are required to be described in the Registration Statement or the Prospectus or a document incorporated by reference therein and are not so described therein, or which, singularly or in the aggregate, if resolved adversely to Sangamo or any Subsidiary, would reasonably be likely to result in a Material Adverse Effect or prevent or materially and adversely affect the ability of Sangamo to consummate the transactions contemplated hereby. To Sangamo’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.
     3.18 Permits. Sangamo and each Subsidiary has made all filings, applications and submissions required by, and owns or possesses all approvals, licenses, certificates, certifications, clearances, consents, exemptions, marks, notifications, orders, permits and other authorizations issued by, the appropriate federal, state or foreign regulatory authorities (including, without limitation, the FDA, and any other foreign, federal state or local government or regulatory authorities performing functions similar to those performed by the FDA) necessary to conduct its business as described in the Registration Statement and the Prospectus (collectively, “Permits”), except for such Permits which the failure to obtain would not have a Material Adverse Effect (the “Immaterial Permits”), and is in compliance in all material respects with the terms and conditions of all such Permits other than the Immaterial Permits (the “Required Permits”). Neither Sangamo nor any Subsidiary has received notice of any proceedings relating to revocation or modification of, any such Required Permit, which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.
     3.19 Good Title to Property. Sangamo and each Subsidiary has good and valid title to all property (whether real or personal) described in Registration Statement and the Prospectus as being owned by each of them, in each case free and clear of all liens, claims, security interests, other encumbrances or defects (collectively, “Liens”), except such as are described in the Registration Statement and the Prospectus and those that would not, individually or in the aggregate materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by Sangamo and the Subsidiaries. All of the property described in the Registration Statement and the Prospectus as being held under lease by Sangamo or any Subsidiary is held thereby under valid, subsisting and enforceable leases, without any liens, restrictions, encumbrances or claims, except those that, individually or in the aggregate, would not have a Material Adverse Effect and do not materially interfere with the use made and proposed to be made of such property by Sangamo and the Subsidiaries.
     3.20 Intellectual Property Rights. Except as set forth in the Registration Statement, and the Prospectus, Sangamo and the Subsidiaries own or possess the right to use all patents, trademarks, trademark registrations, service marks, service mark registrations, trade names, copyrights, licenses, inventions, software, databases, know-how, Internet domain names, trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures, and other intellectual property (collectively, “Intellectual Property”) necessary to carry on their respective businesses as currently conducted, and as proposed to be conducted and described in the Prospectus, and Sangamo is not aware of any claim to the contrary or any

7.

challenge by any other person to the rights of the Company and the Subsidiaries with respect to the foregoing except for those that could not have a Material Adverse Effect. The Intellectual Property licenses described in the Prospectus are, to the knowledge of Sangamo, valid, binding upon, and enforceable by or against the parties thereto in accordance to its terms. Sangamo and each Subsidiary has complied in all material respects with, and is not in breach nor has received any asserted or threatened claim of breach of, any Intellectual Property license described in the Prospectus, and Sangamo has no knowledge of any breach or anticipated breach by any other person to any such Intellectual Property license. Sangamo and each Subsidiary’s businesses as now conducted and as proposed to be conducted as set forth in the Registration Statement and the Prospectus, to the knowledge of Sangamo, do not and will not infringe or conflict with any patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses or other Intellectual Property or franchise right of any person. Sangamo has not received written notice of any material claim against Sangamo or any Subsidiary alleging the infringement by the Sangamo or any Subsidiary of any patent, trademark, service mark, trade name, copyright, trade secret, license in or other intellectual property right or franchise right of any person. Sangamo and each Subsidiary has taken all reasonable steps to protect, maintain and safeguard its rights in all Intellectual Property, including the execution of appropriate nondisclosure and confidentiality agreements. The consummation of the transactions contemplated by this Agreement will not result in the loss or impairment of or payment of any additional amounts with respect to, nor require the consent of any other person in respect of, Sangamo or any of Subsidiary’s right to own, use, or hold for use any of the Intellectual Property as owned, used or held for use in the conduct of the businesses as currently conducted. Sangamo and each Subsidiary has duly and properly filed or caused to be filed with the United States Patent and Trademark Office (the “PTO”) and applicable foreign and international patent authorities all patent applications owned by the Company and the Subsidiaries (the “Company Patent Applications”). To the knowledge of Sangamo, Sangamo and each Subsidiary has complied with the PTO’s duty of candor and disclosure for the Company Patent Applications and has made no material misrepresentation in the Company Patent Applications. Sangamo is not aware of any information material to a determination of patentability regarding the Company Patent Applications not called to the attention of the PTO or similar foreign authority. Sangamo is not aware of any information not called to the attention of the PTO or similar foreign authority that would preclude the grant of a patent for the Company Patent Applications. Sangamo has no knowledge of any information that would preclude the Company, or as applicable, any Subsidiary, from having clear title to the Company Patent Applications.
     3.21 No Labor Disputes. No labor dispute with the employees of Sangamo exists, or, to Sangamo’s knowledge, is threatened or imminent, which would reasonably be expected to result in a Material Adverse Effect. Sangamo is not aware that any key employee or significant group of employees of Sangamo plans to terminate employment with Sangamo.
     3.22 Taxes. Sangamo and each Subsidiary has (i) timely filed all necessary federal, state, local and foreign income and franchise tax returns (or timely filed applicable extensions therefore) that have been required to be filed and (ii) are not in default in the payment of any taxes which were payable pursuant to said returns or any assessments with respect thereto, other than any which Sangamo or any Subsidiary is contesting in good faith and for which adequate reserves have been provided.

8.

     3.23 Compliance with Environmental Laws. Sangamo and its Subsidiaries (a) are in compliance with any and all applicable foreign, federal, state and local laws, orders, rules, regulations, directives, decrees and judgments relating to the use, treatment, storage and disposal of hazardous or toxic substances or waste and protection of human health and safety or the environment which are applicable to their businesses (“Environmental Laws”), (b) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct its business; and (c) have not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except in the case of subsections (a), (b) and (c) of this subsection as would not, individually or in the aggregate, have a Material Adverse Effect.
     3.24 Insurance. Sangamo and each Subsidiary maintains or is covered by insurance provided by recognized, financially sound and reputable institutions with policies in such amounts and covering such risks as is adequate for the conduct of its business and the value of its properties and as is customary for companies engaged in similar businesses in similar industries. All such insurance is fully in force on the date hereof and will be fully in force as of the Closing Date. Neither Sangamo nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.
     3.25 Accounting Controls. Sangamo and each Subsidiary maintains (x) a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.
     3.26 Disclosure Controls. Sangamo has established, maintains and evaluates “disclosure controls and procedures” (as such term is defined in Rule 13a-15e and 15d-15e under the Exchange Act), which (i) are designed to ensure that material information relating to Sangamo is made known to Sangamo’s principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared, (ii) have been evaluated for effectiveness as of the end of the last fiscal period covered by the Registration Statement; and (iii) such disclosure controls and procedures are effective to perform the functions for which they were established. There are no significant deficiencies and material weaknesses in the design or operation of internal controls which could adversely affect Sangamo’s ability to record, process, summarize, and report financial data to management and the Board of Directors.
     3.27 Contracts; Off-Balance Sheet Interests. There is no document, contract, permit or instrument, or off-balance sheet transaction (including without limitation, any “variable interests” in “variable interest entities,” as such terms are defined in Financial Accounting Standards Board Interpretation No. 46) of a character required by the Securities Act or the Rules

9.

and Regulations to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement or document incorporated by reference therein, which is not described or filed as required. The contracts described in the immediately preceding sentence to which Sangamo is a party have been duly authorized, executed and delivered by Sangamo, constitute valid and binding agreements of Sangamo, are enforceable against and by Sangamo in accordance with the terms thereof and are in full force and effect on the date hereof.
     3.28 No Undisclosed Relationships. No relationship, direct or indirect, exists between or among Sangamo and any of its Subsidiaries on the one hand and the directors, officers, stockholders, customers or suppliers of Sangamo or any of its Subsidiaries or any of their affiliates on the other hand, which is required to be described in the Registration Statement and the Prospectus or a document incorporated by reference therein and which has not been so described.
     3.29 Forward-Looking Statements. No forward-looking statements (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in either the Registration Statement or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.
     3.30 Nasdaq; Exchange Act Registration. The Common Stock is registered pursuant to Section 12(b) or 12(g) of the Exchange Act and is listed on the Nasdaq Global Market, and Sangamo has taken no action designed to, or reasonably likely to have the effect of, termination the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the Nasdaq Global Market, nor has Sangamo received any notification that the Commission or the Nasdaq Global Market is contemplating terminating such registration or listing.
     3.31 Sarbanes-Oxley Act. Sangamo, and to its knowledge, all of Sangamo’s directors or officers, in their capacities as such, is in compliance in all material respects with all applicable effective provisions of the Sarbanes-Oxley Act of 2002, as amended and any related rules and regulations promulgated by the Commission. Each of the principal executive officer and the principal financial officer of Sangamo (or each former principal executive officer of Sangamo and each former principal financial officer of Sangamo as applicable) has made all certifications required by Sections 302 and 906 of the Sarbanes-Oxley Act with respect to all reports, schedules, forms, statements and other documents required to be filed by it with the Commission. For purposes of the preceding sentence, “principal executive officer” and “principal financial officer” shall have the meanings given to such terms in the Sarbanes-Oxley Act.
     3.32 Foreign Corrupt Practices. Neither Sangamo nor, to Sangamo’s knowledge, any other person associated with or acting on behalf of Sangamo, including without limitation any director, officer, agent or employee of Sangamo or its Subsidiaries has, directly or indirectly, while acting on behalf of Sangamo or its Subsidiaries (i) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity or failed to disclose fully any contribution in violation of law, (ii) made any payment to any federal or state governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any

10.

jurisdiction thereof, (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.
     3.33 Statistical or Market-Related Data. Any statistical, industry-related and market-related data included or incorporated by reference in the Registration Statement or the Prospectus are based on or derived from sources that Sangamo reasonably and in good faith believes to be reliable and accurate, and such data agree with the sources from which they are derived.
     3.34 Clinical Studies. The clinical, pre-clinical and other studies and tests conducted by or on behalf of or sponsored by Sangamo or in which Sangamo or the Subsidiaries or products or product candidates have participated that are described in the Registration Statement and the Prospectus were and, if still pending, are being conducted in accordance in all material respects with all applicable federal, state or foreign statutes, laws, rules and regulations (including, without limitation, those administered by the FDA or by any foreign, federal, state or local governmental or regulatory authority performing functions similar to those performed by the FDA and current Good Laboratory and Good Clinical Practices) and in accordance with experimental protocols, procedures and controls pursuant to, where applicable, accepted professional scientific methods. The descriptions in the Registration Statement and the Prospectus of the results of such studies, tests and trials are accurate and complete in all material respects and fairly present the published data derived from such studies, tests and trials. Neither Sangamo nor any Subsidiary have received any notices or other correspondence from the FDA or any other foreign, federal, state or local governmental or regulatory authority performing functions similar to those performed by the FDA with respect to any ongoing clinical or pre-clinical studies or tests requiring the termination, suspension or material modification of such studies, tests or preclinical or clinical trials, which termination, suspension or material modification would reasonably be expected to result in a Material Adverse Effect.
     3.35 Continued Compliance with Securities Law. If, during the period in which Sangamo is required to deliver the Prospectus in connection with the issuance and sale of the Shares (“Prospectus Delivery Period”), any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Registration Statement or supplement the Prospectus to comply with the Securities Act, the Company will promptly notify Sigma of such event and will promptly prepare and file with the Commission and furnish, at its own expense, to Sigma, a copy of such amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance.
     3.36 SEC Filings. Sangamo will file all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and during the Prospectus Delivery Period.

11.

ARTICLE 4
Representations, Warranties and Covenants of Sigma
     Sigma represents and warrants to, and covenants and agrees with, Sangamo, as of the date hereof and as of the date of Closing, as follows:
     4.1 Due Organization. Sigma is a corporation duly organized under the laws of the State of Delaware, and has all necessary power and authority to conduct its business in the manner in which it is currently being conducted. Sigma is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the ownership or operation of its assets or the conduct of its business requires such qualification, except for failures to be so qualified or in good standing, as the case may be, that would not individually or in the aggregate have a material adverse effect on Sigma.
     4.2 Authority; Binding Nature of Agreement. Sigma has the right, power and authority to enter into and perform its obligations under this Agreement. The execution, delivery and performance of this Agreement by Sigma have been duly authorized by all necessary corporate action on the part of Sigma. Assuming due execution by Sangamo, this Agreement constitutes the legal, valid and binding obligation of Sigma, enforceable against Sigma in accordance with its terms, subject to (a) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (b) rules of law governing specific performance, injunctive relief and other equitable remedies.
     4.3 Non-Contravention. The execution, delivery and performance of this Agreement by Sigma, and the consummation by Sigma of the transactions contemplated hereby, do not (i) contravene or conflict with the organizational documents Sigma; (ii) constitute a violation of any provision of any federal, state, local or foreign law, rule, regulation, order or decree applicable to Sigma; or (iii) constitute a default or require any consent under, give rise to any right of termination, cancellation or acceleration of, or to a loss of any material benefit to which Sigma is entitled under, or result in the creation or imposition of any lien, claim or encumbrance on any asset of Sigma under, any material contract to which Sigma is a party or any material permit, license or similar right relating to Sigma or by which Sigma may be bound or affected.
     4.4 Short Sale. Neither Sigma nor any person acting on behalf of, or pursuant to any understanding with or based upon any information received from, Sigma has, directly or indirectly, engaged in any transactions in the securities of Sangamo (including, without limitation, any Short Sales involving Sangamo’s securities). “Short Sales” include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, whether or not against the box, and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, short sales, swaps, “put equivalent positions” (as defined in Rule 16a-1(h) under the Exchange Act) and similar arrangements (including on a total return basis), and sales and other transactions through non-U.S. broker dealers or foreign regulated brokers.
     4.5 Lock-Up Period. Beginning on the date hereof and continuing for a period of 180 days, Sigma and its affiliate shall not (i) sell, offer to sell offer, hypothecate, pledge,

12.

announce the intention to sell, contract to sell, sell any option or contract to purchase, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, with respect to any Shares or (ii) enter into any swap, hedge or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Shares, without the prior written consent of Sangamo (which consent may be withheld in Sangamo’s sole discretion). Sigma acknowledges that the certificate representing the Shares being purchased hereunder shall contain an appropriate legend regarding the foregoing transfer restriction.
ARTICLE 5
MISCELLANEOUS
     5.1 Governing Law. Resolution of all disputes arising out of or related to this Agreement or the performance, enforcement, breach or termination of this Agreement and any remedies relating thereto, shall be governed by and construed under the substantive laws of the State of Delaware, without regard to conflicts of law rules that would cause the application of the laws of another jurisdiction.
     5.2 Entire Agreement; Amendment. This Agreement set forth the complete, final and exclusive agreement and all the covenants, promises, agreements, warranties, representations, conditions and understandings between the Parties hereto and supersedes and terminates all prior agreements and understandings between the Parties with respect to the matters contemplated hereby. No subsequent alteration, amendment, change or addition to this Agreement shall be binding upon the Parties unless reduced to writing and signed by an authorized officer of each Party.
     5.3 Notices. Any notice required or permitted to be given under this Agreement shall be in writing, shall specifically refer to this Agreement and shall be deemed to have been sufficiently given for all purposes if mailed by first class certified or registered mail, postage prepaid, express delivery service or personally delivered. Unless otherwise specified in writing, the mailing addresses of the Parties shall be as described below.

For Sangamo:	Sangamo BioSciences, Inc.
Point Richmond Tech Center
501 Canal Boulevard, Suite A100
Richmond, California 94804
Attention: Chief Executive Officer

For Sigma:	Sigma Aldrich Corp.
3050 Spruce Street
St. Louis, Mo 63103
Attention: General Counsel
     5.4 No Strict Construction. This Agreement has been prepared jointly and shall not be strictly construed against either Party. Ambiguities, if any, in this Agreement shall not be

13.

construed against any Party, irrespective of which Party may be deemed to have authored the ambiguous provision.
     5.5 Successors and Assigns. This Agreement shall inure to the benefit of the successors and assigns of Sangamo and, subject to any restrictions on the transfer of the Shares, be binding upon Sigma’s successors and assigns.
     5.6 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
     5.7 Further Actions. Each Party agrees to execute, acknowledge and deliver such further instruments, and to do all such other acts, as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.
     5.8 Severability. If any one or more of the provisions of this Agreement is held to be invalid or unenforceable by any court of competent jurisdiction from which no appeal can be or is taken, the provision shall be considered severed from this Agreement and shall not serve to invalidate any remaining provisions hereof. The Parties shall make a good faith effort to replace any invalid or unenforceable provision with a valid and enforceable one such that the objectives contemplated by the Parties when entering this Agreement may be realized.
     5.9 Headings. The headings for each article and section in this Agreement have been inserted for convenience of reference only and are not intended to limit or expand on the meaning of the language contained in the particular article or section.
     5.10 No Waiver. Any delay in enforcing a Party’s rights under this Agreement or any waiver as to a particular default or other matter shall not constitute a waiver of such Party’s rights to the future enforcement of its rights under this Agreement, excepting only as to an express written and signed waiver as to a particular matter for a particular period of time.
[Rest of Page Intentionally Left Blank]

14.

     In Witness Whereof, the Parties have executed this Common Stock Purchase Agreement in duplicate originals by their proper officers as of the date and year first above written.

Sangamo BioSciences, Inc.		Sigma-Aldrich Corporation

By:	/s/ Edward Lanphier	By:	/s/ Michael R. Hogan

Name:	Edward Lanphier	Name:	Michael R. Hogan

Title:	President and CEO, Sangamo BioSciences, Inc.	Title:	Chief Financial Officer

15.

Schedule 1.7
Edward Lanphier
Greg Zante
David Ichikawa

Schedule 3.7
Gendaq Limited